Exhibit 10.14

2nd INSTRUMENT OF AMENDMENT TO COMMERCIAL PROPERTY LEASE AGREEMENT

By this private instrument, and on the best terms of the law, on the one part,

LESSOR: (i) QUERCE ADMINISTRAÇÃO DE BENS EIRELLI., a limited liability sole proprietorship enrolled with CNPJ/MF [National Corporate Taxpayers’ Register of the Ministry of Finance] under No. 17.109.237/0001-08, with its principal place of business in the city of Barueri, State of São Paulo, at Estrada dos Alpes No. 1201, Room 04, Jardim Belval district, Postal Code 06.423-080, herein represented pursuant to its articles of association, and (ii) RMS ADMINSTRAÇÂO DE BENS LTDA, a limited liability sole proprietorship enrolled with CNPJ/MF under No. 17.109.244/0001-00, with its principal place of business in the city of São Paulo, State of São Paulo, at Rua da Consolação, No. 348, 16th floor, suite 161, Downtown, Postal Code 01302-000, herein represented pursuant to its articles of association, hereinafter jointly referred to as “LESSOR,” and

LESSEE: EDITORA ÁTICA S.A., a joint-stock company enrolled with CNPJ/MF under No. 61.259.958/0001-96, with its principal place of business in the city of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 7.221, 3rd floor, sector A, Pinheiros district, Postal Code 05425-902, herein represented pursuant to its bylaws and minutes, hereinafter referred to as “LESSEE,” and

SURETY: SOMOS EDUCAÇÃO S.A., a publicly-held joint-stock company enrolled with CNPJ/MF under No. 02.541.982/0001-54, with its principal place of business in the city of São Paulo, State of São Paulo, at Avenida Nações Unidas, No. 7.221, 1st floor, sector B, Pinheiros district, Postal Code 05425-902, herein represented pursuant to its bylaws minutes, hereinafter referred to as “SURETY,” and

WHEREAS,

(i) on September 25, 2015, the Parties entered into the Commercial Property Lease Agreement, as amended on June 23, 2017 (jointly, the “Agreement”), the subject matter of which is the lease of the property located at Rodovia Presidente Dutra, Km 136, Eugênio de Melo district, Postal Code 12.247-004, in the city of São José dos Campos, State of São Paulo, with a built area of approximately 73,673.50m², which is described and characterized in real estate registration No. 2.985 of the 2nd Real Estate Registry of São José dos Campos, State of São Paulo (the “Property”);

(ii) the LESSORS agreed to grant a discount on the contractual amount of the rent;

The PARTIES DO HEREBY AGREE to enter into this Second Instrument of Amendment to Commercial Property Lease Agreement (the “2nd Amendment”), which shall be governed by the following clauses and conditions:

1. RENTS

Discounts for the accrual periods March 2019 to September 2019

1.1. The LESSOR agrees to grant a monthly discount (unconditional and irrevocable, except if the rent is paid after the due date, when the discount shall not be granted) in the percentage of 10.0496% on the contractual amount of the rent then in effect (which, for reference purposes, corresponds to the amount of R$993,839.94 as of the base date October 2018) during the accrual periods March 2019 to September 2019, thus totaling the amount of R$893,963.00 (stressing that this is valid for the accrual periods March 2019 to September 2019).

Discounts for the accrual periods October 2019 to December 2019

1.2. Regarding the accrual period October 2019 (which is the base date of the annual adjustment, pursuant to Section 3.1 of the Agreement), the contractual rent then in effect (in the amount of R$993,839.94) shall be adjusted by the accumulated IGP-M/FGV index for the previous twelve (12) months and, on this result (therefore, the already adjusted rent amount), a discount (unconditional and irrevocable, except if the rent is paid after the due date, when the discount shall not be granted) shall be granted in the percentage of 10.0496% during the accrual periods October 2019 to December 2019.

1.3. Accordingly, the discounts referred to herein shall cease to be granted as from the accrual month January 2020, and, from then on, the LESSEE shall pay the full amount of the rent and the established contractual adjustments (Section 3.1 of the Agreement).

1.4. Finally, the LESSOR declares, without reservation or qualifications, that the discounts provided for herein have in fact been granted since the accrual month March 2019, which the LESSOR expressly agrees, accepts, ratifies and gives release.

2. FINAL PROVISIONS

2.1. The other clauses of the original lease agreement that was entered into between the parties on September 25, 2015, and that do not conflict with this amendment, in which case the latter shall prevail, shall remain unchanged, particularly, among others, the rents and their relevant due dates, periodical adjustments, fines, lease charges, obligations linked to conservation and maintenance of the property, and those relating to its design, firefighting equipment, insurance, assignment and sublease.

2.2. This instrument of amendment is binding upon the Parties, their heirs and legal successors on any account and at any time.

3. JURISDICTION

3.1. The Courts of the Judicial District of São Paulo, State of São Paulo, are hereby elected to resolve any disputes between the parties arising out of this agreement, and the parties waive any other court, however special and privileged it may be.

In witness whereof, the Parties execute this instrument in four (4) copies with the same content and form, jointly with two witnesses, for all due purposes.

São Paulo, July 29, 2019

(sgd)

LESSOR: QUERCE ADMINISTRAÇÃO DE BENS EIRELI

Mr. Peter Salvetti

(sgd)

LESSOR: RMS ADMINISTRAÇÃO DE BENS EIRELI

Ms. Rosa Maria Salvetti

(sgd)	(sgd)

LESSEE: EDITORA ÁTICA S.A.

Mr. Alberto Rosenthal Grosman	Mr. Fábio Sampaio de Lacerda

(sgd)	(sgd)

SURETY: SOMOS EDUCAÇÃO S.A.

Mr. Alberto Rosenthal Grosman	Mr. Fábio Sampaio de Lacerda

(sgd)	(sgd)

Danielli Gimenes Lima Silva	Eliana Nakamura

CPF [Individual Tax ID]: [****]	CPF [Individual Tax ID]: [****]

RG: [****]	RG: [****]